DeGolyer and MacNaughton

500 | Spring Valley Road
Suite 800 East
Dallas, Texas 75244

March 14, 2019

Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled "2.8 Operational Performance; Proved Oil and Gas Reserves; Preparation of reserves estimates; DeGolyer and MacNaughton report" of the Annual Report on Form 20-F for the year ended December 31, 2018, of Equinor ASA (the Form 20-F), to the inclusion of our report of third party dated February 14, 2019, concerning our independent evaluation, as of December 31, 2018, of certain oil and gas properties in which Equinor ASA (our Third-Party Report) has represented it holds an interest, which is included as an exhibit to the Form 20-F, and to the incorporation by reference thereof of our Third-Party Report in the Registration Statement on Form S-8 (File No. 333-168426) pertaining to the Equinor North America, Inc. 2004 Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-221130) of Equinor ASA and Equinor Energy AS.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716